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                                                                   Exhibit 23.01

THE BOARD OF DIRECTORS
LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

    We consent to the incorporation by reference in the Registration Statement on Form S-3, with respect to an aggregate amount of up to $250,000,000 in shares of Common Stock of Lernout & Hauspie Speech Products N.V., of our report dated April 27, 2000, relating to the consolidated balance sheets of Lernout & Hauspie Speech Products N.V. and subsidiaries as of December 31, 1998 and December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows and comprehensive income (loss) for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 20-F of Lernout & Hauspie Speech Products N.V.

Brussels, Belgium
August 23, 2000

/s/ Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren
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Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren